UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 17, 2009
Date of Report (Date of earliest event reported)
HLTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-99.1
Item 1.01. Entry into a Material Definitive Agreement
     On September 17, 2009, SNTC Holding, Inc. (which we refer to as the Seller), a wholly owned subsidiary of HLTH Corporation, entered into a Stock Purchase Agreement with Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III, L.P. (which we refer to as the Purchasers), providing for the sale of HLTH’s Porex unit to the Purchasers. A copy of the press release announcing the entry into the Stock Purchase Agreement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
          Under the Stock Purchase Agreement, the Purchasers are acquiring all of the outstanding capital stock of Porex Corporation. The purchase price consists of $74.5 million in cash payable at closing and $67.5 million in senior secured notes (which we refer to as the Senior Secured Notes), issuable to the Seller under a Note Purchase Agreement to be entered into at closing. The Senior Secured Notes will accrue interest at a rate of 8.75% per annum, payable quarterly. The principal of the Senior Secured Notes is to be paid down by $10 million per year on the anniversary of the closing for each of the first three years and by a final payment of $37.5 million on the fourth anniversary of the closing. The Senior Secured Notes will be secured by assets of Porex Corporation. The purchase price is subject to customary adjustment based on the amount of Porex’s working capital at the time the sale is completed.
          The Stock Purchase Agreement contains representations and warranties, covenants, indemnification provisions and closing conditions that are customary for transactions of this type, including covenants by the Seller related to the conduct of the Porex business between the signing of the Stock Purchase Agreement and completion of the sale. HLTH has agreed to guarantee the full and timely payment and performance by the Seller of its obligations under the Stock Purchase Agreement. Completion of the transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act. A copy of the Stock Purchase Agreement is filed as Exhibit 2.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

2.1*	Stock Purchase Agreement, dated as of September 17, 2009, among SNTC Holding, Inc., Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III, L.P.

99.1	Press Release, dated September 18, 2009, regarding entry into the Stock Purchase Agreement filed as Exhibit 2.1 to this Current Report

*	Exhibits and schedules to Exhibit 2.1 are omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: September 22, 2009	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Stock Purchase Agreement, dated as of September 17, 2009, among SNTC Holding, Inc., Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III, L.P.

99.1	Press Release, dated September 18, 2009, regarding entry into the Stock Purchase Agreement filed as Exhibit 2.1 to this Current Report